EXHIBIT 32.1
CERTIFICATION

In connection with the Annual Report of Southern Sauce Company Inc. (the "Company") on Form 10-KSB for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert Jordan, President & Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, as of, and for the periods presented in the Report.

Date: March 18, 2008	By: /s/	Robert Jordan
	Name:	Robert Jordan
	Title:	Chief Executive Officer, President, Director
and Principal Accounting Officer